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                                                                    EXHIBIT 3.3


                         CERTIFICATE OF AMENDMENT OF
                         ARTICLES OF INCORPORATION OF
                                  RXT, INC.

     The undersigned, being the President and Secretary of RXT, INC., do hereby certify:

     1. That the Board of Directors of RXT, INC., by unanimous written consent, adopted a resolution to amend the Articles of Incorporation of RXT, INC. as follows:

     RESOLVED, that Article I is hereby amended to read as follows:

          The name of the corporation is R X TECHNOLOGY, INC.

     2. The stockholders of the Corporation consented to and approved the amendment by unanimous written consent in lieu of a meeting.


                                         /s/ Donald R. Gay
                                         -----------------------------------
                                         DONALD R. GAY, President



                                         /s/ Donald R. Gay
                                         -----------------------------------
                                         DONALD R. GAY, Secretary


STATE OF LOUISIANA     )
                       )ss.
PARISH OF JEFFERSON    )

     On this 20th day of December, 1994, personally appeared before me, a notary public, DONALD R. GAY, personally known (or proved) to me to be the persons whose names are subscribed to the above instrument who acknowledged that he/she executed the instrument.



                                        /s/ Illegible
                                        -----------------------------------
                                        Notary Public

                                        THOMAS M. xxxxx
                                         NOTARY PUBLIC
                                        My commission is